UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 14, 2020

NATIONAL RETAIL PROPERTIES, INC.

(exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employment Identification No.)

450 South Orange Avenue, Suite 900, Orlando, Florida 32801
(Address of principal executive offices, including zip code)

(407) 265-7348

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	NNN	New York Stock Exchange
Depositary Shares, each representing one-hundredth of a share of 5.200% Series F Preferred Stock, $0.01 par value	NNN/PF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2020, National Retail Properties, Inc. (the “Company”) announced that Paul Bayer, the Company’s Executive Vice President and Chief Investment Officer (the “CIO”), and the Board of Directors of the Company (the “Board”) mutually agreed that Mr. Bayer will retire from employment with the Company effective as of December 31, 2020 (such date, the “Effective Date”). Mr. Bayer will remain the CIO through the Effective Date and he will thereafter assist the Company with transitional and other assigned matters.

In connection with his retirement, the Company and Mr. Bayer entered into a Retirement and Transition Agreement (the “Retirement Agreement”). The principal terms of the Retirement Agreement provide that:

•

In order to facilitate the transition, Mr. Bayer will make himself available to consult with the Company as reasonably requested by the Company from time to time for the 12-month period following the Effective Date. In consideration for the consulting services, commencing on the Effective Date, the Company will pay Mr. Bayer a monthly fee of $17,333.33.

•	Mr. Bayer will receive his annual bonus, based on his actual performance during fiscal year 2020, payable in a single sum and calculated in a manner consistent with the Company’s bonus plan for 2020.

•

For a period of one year following the Effective Date, Mr. Bayer will receive health benefits under the Company’s health plans and programs applicable to senior executives of the Company generally, if and as in effect from time to time and at such costs to Mr. Bayer as would have applied in the absence of his retirement.

•	The equity awards held by Mr. Bayer as of the Effective Date will be treated as follows:

•	All of the restricted stock awards subject to only time-based vesting conditions will vest as of immediately prior to the Effective Date; and

•

The restricted stock awards subject to performance-based vesting conditions will continue to vest following the Effective Date on the same vesting terms and schedule (including attainment of applicable performance goals) with respect to a pro-rated number of shares of Company stock calculated based on the period starting on the grant date set forth in the applicable award agreements and ending on the Effective Date.

Mr. Bayer will receive the foregoing payments and benefits provided he executes and does not revoke a release of claims in favor of the Company and he complies with non-competition, non-solicitation, non-disclosure and non-disparagement covenants described in the Retirement Agreement.

The foregoing summary of the terms and conditions of the Retirement Agreement is qualified in its entirety by reference to the full text of the Retirement Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Retirement and Transition Agreement, dated as of December 14, 2020, between the Company and Paul Bayer.

99.1	Press Release, dated December 14, 2020, of National Retail Properties, Inc.

104.1	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Retail Properties, Inc.

Dated: December 14, 2020	By:	/s/ Kevin B. Habicht
Kevin B. Habicht
Executive Vice President and Chief Financial Officer